Exhibit 24.1

                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Corey B. Pinkston and David James Walker, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her own name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the offering contemplated hereunder that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act") and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that each said attorney-in-fact and agent or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Signature                    Title                          Date
       ---------                    -----                          ----
 /s/ James R. Stenson        Chairman and Manager           February 21, 2003
 --------------------


/s/ Corey B. Pinkston        President, Principal           February 21, 2003
----------------------        Executive Officer


/s/ David James Walker        Senior Vice President         February 21, 2003
----------------------      Principal Accounting Officer
                                   and Manager


  /s/ George C. Carp        Principal Financial Officer     February 21, 2003
----------------------


  /s/ Stephen K. Stegemeyer         Manager                 February 21, 2003
---------------------------